                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                  March 9, 1998
               (Date of Report - Date of Earliest Event Reported)


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)




        DELAWARE                        1-11513             34-1816760
(State or Other Jurisdiction of       (Commission         (I.R.S. Employer
Incorporation or Organization)         File No.)         Identification No.)


                      30000 AURORA ROAD, SOLON, OHIO 44139
              (Address of Principal Executive Offices and Zip Code)




                                 (440) 349-1000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former name or former address, if changed from last report)

ITEM 5. OTHER MATTERS

                  On March 9, 1998, National Auto Credit, Inc. (the "Company") issued a press release to the following effect:

                  The Board of Directors of the Company has appointed a Special Committee of independent directors consisting of John Gleason, James McNamara and William Marshall, a newly appointed director. The Special Committee will act as a standing committee of the Board and certain of its members will serve as the Board's Audit and Compensation Committees. The Special Committee has also been given the authority to continue the internal review of certain operations of the Company previously commenced by a special committee established by the Board. Sam J. Frankino is the fourth member of the four-person Board of Directors.

                  The three members of the prior special committee resigned from the Board following the issuance of the committee's report, stating that they had fulfilled their obligations pursuant to a prior grant of authority. Certain recommendations proposed by the prior committee were voted against by the Board of Directors, which cited its concerns regarding the foundation for the committee's report and the propriety of its recommendations. Resigning special committee members, Noah T. Herndon and Per E. Hoel, were members of the Company's Audit and Compensation committees and board members for six years and fifteen years respectively. J. Hunter Brown also resigned from the Board.

                  The Board also authorized the continued engagement of an executive search firm to assist in a search for certain key management positions, including President and Chief Executive Officer. The Board accepted the resignation of Robert J. Bronchetti, its former President, and has appointed Edward T. Anderson as acting President.

                  A copy of the press release is included as an exhibit to this report.

                  On January 30, 1998, the Securities and Exchange Commission (the "Commission") notified the Company that the Commission was pursuing an informal investigation of the Company. On March 11, 1998, the Company received notice that the Commission had issued a formal order of investigation.

                  On March 16, 1998, the Company issued an additional press release relating to the composition of its Board and events which occurred on March 9, 1998. A copy of the press release is included as an exhibit to this report.

                  ITEM 6. RESIGNATION OF DIRECTORS

                  As discussed in Item 5 above, on March 9, 1998, the prior members of the special committee of the Board of Directors of the Company, J. Hunter Brown, Noah T. Herndon and Per E. Hoel, resigned as directors of the Company. The resignation letters state in part that "[a] t a Special Meeting of the Board of Directors held on March 9, 1998, the three members of the Special Committee proposed that, in order to restore the Company's credibility and thereby preserve its viability, the Board should request the resignations of Sam Frankino, Chairman, and Robert J. Bronchetti, President, and should also request Mr. Frankino, the Company's majority shareholder, to place his shares in a voting trust. The four remaining directors, Mr. Frankino, Mr. Bronchetti, [Mr.] John Gleason and [Mr.] James McNamara, voted against adoption of resolutions to this effect."

                  Based upon information available to them, a majority of the directors present at the meeting of March 9, 1998 questioned the foundation and appropriateness of certain of the recommendations made by the former Special Committee.

                  The letters of resignation of such directors are included as exhibits to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of businesses acquired:  None.

         (b)  Pro Forma financial information:  None.

         (c)  Exhibits:

                  17.1 Letter of Resignation, dated March 10, 1998, of Noah T.
                       Herndon as a director of the Company

                  17.2 Letter of Resignation, dated March 10, 1998, of Per E.
                       Hoel as a director of the Company

                  17.3 Letter of Resignation, dated March 10, 1998, of J. Hunter
                       Brown as a director of the Company

                  99.1 Press Release of the Company, dated March 9, 1998

                  99.2 Press Release of the Company, dated March 16, 1998

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NATIONAL AUTO CREDIT, INC.

March 16, 1998                                    /s/ Raymond A. Varcho
                                                  ---------------------------
                                                  Raymond A. Varcho
                                                  Vice President, General
                                                  Counsel and Secretary

                                  EXHIBIT INDEX
Exhibit                                                                    Page
-------                                                                    ----

17.1     Letter of Resignation, dated March 10, 1998, of Noah T. Hendon
         as a director of the Company                                        6

17.2     Letter of Resignation, dated March 10, 1998, of Per E. Hoel
         as a director of the Company                                        7

17.3     Letter of Resignation, dated March 10, 1998, of J. Hunter Brown
         as a director of the Company                                        8

99.1     Press Release of the Company, dated March 9, 1998                   9

99.2     Press Release of the Company, dated March 16, 1998                 10